SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2007

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 18, 2007, Baseline Oil & Gas Corp., a Nevada corporation (“we” or the “Company”), announced that it had priced its private offering of: (i) 12.5% Senior Secured Notes due 2012 (“Senior Secured Notes”) and (ii) 14% Senior Subordinated Convertible Secured Notes due 2013 (“Convertible Notes”). Prior to pricing, the Company increased the aggregate principal amount of the Senior Secured Notes offered from $110 million to $115 million. Copies of the Company’s initial press release dated September 18, 2007, together with a corrected press release also dated September 18, 2007, are filed as Exhibits 99.1 and 99.2 hereto, respectively.

The Senior Secured Notes offered and sold by the Company to an initial purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) of the Act, will be offered by the initial purchaser within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Act, outside of the United States pursuant to Regulation S under the Act and to limited number of certain institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Act. The Convertible Notes offered and sold by the Company to an initial purchaser pursuant to an exemption from the registration requirements of the Act provided by Section 4(2) of the Act, will be offered by the initial purchaser within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Act and to limited number of certain institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Act.

Neither the Senior Secured Notes, the Convertible Notes nor the shares of the Company’s common stock issuable upon conversion of the Convertible Notes have been registered under the Act or the securities laws of any other jurisdiction and, unless they are so registered, may be offered and sold only in transactions that are exempt from registration under the Act or the securities laws of such other jurisdictions.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 18, 2007.
99.2	Corrected Press Release dated September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2007

BASELINE OIL & GAS CORP.

By:	/s/ Thomas Kaetzer
Thomas Kaetzer
Chief Executive Officer

2

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 18, 2007.
99.2	Corrected Press Release dated September 18, 2007.